                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION
                     INFORMATION REQUIRED IN PROXY STATEMENT

                  Proxy Statement Pursuant to Section 14(a) of
                the Securities Exchange Act of 1934, as amended

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                               DOR BIOPHARMA, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:


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     pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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

                              DOR BIOPHARMA, INC.
                           28101 BALLARD DR., SUITE F
                          LAKE FOREST, ILLINOIS 60045

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 15, 2003

To the Stockholders:

     The annual meeting of stockholders of DOR BioPharma, Inc., will be held at The West Palm Beach Marriott, 630 Clearwater Park Road, West Palm Beach, FL 33401, on September 15, 2003, at 10:00 a.m., Eastern, for the following purposes, each as more fully described herein:

          1. To elect eight directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

          2. To consider and approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000;

          3. To consider and approve the sale and issuance of (i) 6,796,919 shares of Common Stock at $0.796 per share and (ii) warrants exercisable for 6,796,919 shares of Common Stock, to selected institutional and accredited investors, in a private placement exempt from registration under the Securities Act of 1933;

          4. To consider and approve an amendment to our Amended and Restated 1995 Omnibus Incentive Plan to increase the number of shares of Common Stock available for issuance under the 1995 Plan from 4,708,257 to 10,000,000 shares of Common Stock and increase from 750,000 to 2,500,000 the maximum number of shares of Common Stock for which any participant may receive options or separately exercisable stock appreciation rights in the aggregate per calendar year;

          5. To ratify the appointment of Ernst and Young LLP as our independent auditors for the year ending December 31, 2003; and

          6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on August 4, 2003 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above.

     Information concerning the matters to be acted upon at the Annual Meeting is included in the accompanying proxy statement. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your shares are represented at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                          By Order of the Board of Directors

                                          RALPH M. ELLISON
                                          President and Chief Executive Officer

Lake Forest, Illinois
August 14, 2003

                              DOR BIOPHARMA, INC.
                              28101 BALLARD DRIVE
                             LAKE FOREST, IL 60045
                              PHONE: 847-573-8990

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     We are furnishing this Proxy Statement to stockholders of record as of the close of business on August 4, 2003 in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on September 15, 2003. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders on or about August 14, 2003. Our Annual Report on Form 10-KSB for the year ended December 31, 2002 (which does not form a part of the proxy solicitation materials) is being distributed concurrently herewith to stockholders.

                   VOTING SECURITIES; PROXIES; REQUIRED VOTE

VOTING SECURITIES

     We have two classes of voting securities: Common Stock and Series B Convertible Preferred Stock. The Common Stock and Series B Convertible Preferred Stock vote together as a single class. At the annual meeting, each holder of record of Common Stock at the close of business on August 4, 2003 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. In addition, the Series B Convertible Preferred Stock votes on an as converted to Common Stock basis. Accordingly, each stockholder of record on August 4, 2003 of Series B Convertible Preferred Stock will be entitled to 15.19 votes for each share of Series B Convertible Preferred Stock owned as to each matter presented at the Annual Meeting. However, fractional votes will not be permitted, and any fractional votes on an as-converted basis will be rounded to the nearest whole number of votes. On June 30, 2003, 27,622,379 shares of Common Stock and 119,662 shares of Series B Convertible Preferred Stock, representing a total of 1,817,379 votes, were outstanding.

PROXIES

     You cannot vote your shares at the meeting unless you are present in person or represented by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of all of the named nominees as Directors, "FOR" the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, "FOR" the approval of the sale and issuance of Common Stock and warrants in the private placement, "FOR" the amendment to our Amended and Restated 1995 Omnibus Incentive Plan, "FOR" the ratification of Ernst and Young LLP as our independent auditors, and in accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. You may revoke a proxy by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, you may withdraw your proxy by voting in person.

REQUIRED VOTE

     At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect Directors; (2) the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Common Stock and Series B Preferred Stock represented in person or by proxy at the meeting, voting together as a single class, is required to (a) approve the sale and issuance of shares of Common Stock and warrants in the private placement, (b) approve the amendment to our Amended and Restated 1995 Omnibus Incentive Plan and (c) ratify the appointment of Ernst and Young LLP as the independent auditors of our financial statements for the year ending December 31, 2003 and
(3) the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Common Stock and the Series B Preferred Stock, voting together as a single class, is required to approve the amendment our Amended and Restated Certificate of Incorporation. In addition, the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Common Stock, voting as a separate class, is required to approve the amendment to our Amended and Restated Certificate of Incorporation. Stockholders are not allowed to cumulate their votes in the election of directors. With respect to the proposal to amend our Amended and Restated Certificate of Incorporation, both abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will have the same effect as votes against that proposal. Abstentions will have the same effect as votes against the proposals to approve the sale and issuance of Common Stock and warrants in the private placement, to amend our Amended and Restated 1995 Omnibus Incentive Plan and to ratify the appointment of Ernst and Young LLP, but broker non-votes will have no effect on the voting on such proposals. Neither abstentions nor broker non-votes will have any effect on the voting to elect directors.

QUORUM

     The required quorum for the transaction of business at the Annual Meeting will be a majority of the voting power of shares of Common Stock and Series B Convertible Preferred Stock issued and outstanding on the record date, voting together as a single class. Abstentions and broker non-votes will be included in determining the presence of a quorum.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the eight nominees named below as directors to serve until our next annual meeting of stockholders or until their successors have been duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. The eight nominees who receive the greatest number of "FOR" votes of our outstanding Common Stock and Series B Convertible Preferred Stock, voting together as a single class, cast at the Annual Meeting will be elected as directors. Stockholders are not permitted to cumulate their votes in the election of directors.

     The Board of Directors currently has eight members, all of whom are nominees for re-election. Each Director will serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified, unless he dies, resigns or is removed from office prior to that time. Three of the eight nominees were appointed to the Board of Directors since the last election of directors at the 2002 annual stockholders meeting on May 23, 2002:
Alexander M. Haig Jr. was appointed on December 23, 2002, Evan Myrianthopoulos was appointed on October 13, 2002, and Ralph M. Ellison was appointed on March 17, 2003.

          ELECTION OF DIRECTORS -- NOMINEES FOR ELECTION AS DIRECTORS

                                                                                     SERVED AS
NAME                                        AGE      POSITION(S) WITH COMPANY      DIRECTOR SINCE
----                                        ---      ------------------------      --------------
Alexander M. Haig.........................  76    Chairman of the Board                 2002
Steve H. Kanzer(1)........................  39    Vice Chairman of the Board            1996
Ralph M. Ellison..........................  41    President, Chief Executive            2003
                                                  Officer and Director
Larry Kessel(2)...........................  48    Director                              2002
Arthur Asher Kornbluth....................  42    Director                              2002
Paul D. Rubin.............................  49    Director                              1997
Evan Myrianthopoulos(1)...................  38    Director                              2002
Peter Salomon(2)..........................  43    Director                              2002

---------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Alexander M. Haig, Jr., 76, currently serves as our non-employee Chairman of the Board. Since 1984, Mr. Haig has been Chairman and President of Worldwide Associates, Inc., a Washington D.C. based international advisory firm. He served as Secretary of State (1981-82), President and Chief Operating Officer of United Technologies Company (1978-81), and Supreme Allied Commander in Europe (1974-79). Before that, he was White House Chief of Staff, Vice Chief of Staff, Vice Chief of Staff of the U.S. Army, and Deputy National Security Advisor. Mr. Haig currently serves on the Board of Directors of MGM Mirage, Inc.; Indevus Pharmaceuticals, Inc.; SDC International, Inc.; and Metro-Goldwyn-Mayer, Inc. He is also the host of his own weekly television program, "World Business Review."

     Steve H. Kanzer, C.P.A., ESQ., 39, currently serves as our non-employee Vice Chairman after having served as our Non-Employee Interim President from June 30, 2002 through January 4, 2003 and as a member of the Board of Directors since 1996. Since December 2000, he has served as Chairman of Accredited Ventures Inc. and Accredited Equities Inc., a venture capital and NASD member investment banking firm respectively specializing in the biotechnology industries. He also serves as President of several private biotechnology companies, including, CD4 Biosciences, Inc., Developmental Therapeutics, Inc. and Solovax, Inc. He was a co-founder of Paramount Capital, Inc. in 1991 and served as Senior Managing Director -- Head of Venture Capital of Paramount Capital until December 2000. While at Paramount Capital, Mr. Kanzer was involved in the formation and financing of numerous biotechnology companies, including Corporate Technology Development, Inc. (CTD) Mr. Kanzer was Chief Executive Officer of CTD from 1997 until its acquisition by us in November 2001. From 1993 until 2003, he was a member of the board of directors of Atlantic Technology Ventures, Inc. a public biotechnology company. From 1995 until June 1999, Mr. Kanzer was a founder and Chairman of the Board of Discovery Laboratories, Inc., a public biotechnology company. From 1997 until December 2000, Mr. Kanzer was President of PolaRx Biopharmaceuticals, Inc., a private pharmaceutical company developing arsenic trioxide as a treatment for acute leukemia. PolaRx was subsequently acquired by Cell Therapeutics, Inc., a public biotechnology company, which currently markets arsenic trioxide under the name Trisenox(R).

     Before joining Paramount Capital in 1991, Mr. Kanzer was an attorney at the law firm of Skadden, Arps, Slate, Meagher & Flom in New York, where he specialized in mergers and acquisitions. Mr. Kanzer is a member of the Licensing Executive Society and has served as the Co-Chair of its New York Chapter. Mr. Kanzer received his J.D. from New York University School of Law and B.B.A. in Accounting from Baruch College.

     Ralph M. Ellison, M.D., M.B.A., 41, became our Chief Executive Officer and President in March 2003. From May 1997 to January 2000, Dr. Ellison was a co-founder, Chief Executive Officer and Director of PolaRx Biopharmaceuticals, Inc., an oncology focused drug development company that developed Trisenox(R) (arsenic trioxide) for the treatment of cancer. Following the successful completion of PolaRx's pivotal phase III clinical trial, PolaRx was acquired by Cell Therapeutics, Inc., a public biopharmaceutical company based in Seattle, Washington. During his tenure as the Chief Executive Officer of PolaRx, Dr. Ellison was responsible for all aspects of PolaRx's drug development program from IND filing through the end of phase III testing. Trisenox(R) currently holds the record as the fastest drug developed and approved by the FDA. From January 2000 to March 2003, Dr. Ellison worked as a consultant to Cell Therapeutics during the preparation and filing of the new drug application for Trisenox(R), which was ultimately approved by the FDA for the treatment of relapsed acute promyelocytic leukemia, a life-threatening cancer of the blood. Trisenox(R) is currently in clinical trials to treat more than 10 types of cancer, including multiple myeloma, myelodysplasia and chronic myeloid leukemia. Prior to founding PolaRx, Dr. Ellison started and ran a contract research organization, which was a division of RTL, Inc., a drug testing facility based in New York. At RTL he spent five years designing, implementing and completing clinical trials for both large and small pharmaceutical companies. Dr. Ellison's experience includes the development of anticancer compounds, antifungals, analgesics, anti-inflammatories, antibiotics and drug delivery systems Dr. Ellison holds a degree of Doctor of Medicine from the University of the Witwatersrand in South Africa and a Masters of Business Administration from the University of Cape Town South Africa.

     Larry J. Kessel, M.D., 48, is president of a five physician practice specializing in Internal Medicine and Geriatrics since 1984. He graduated Magna Cum Laude with a B.S. degree from the University of Pittsburgh as an honors major in Biology and subsequently graduated with an MD degree from Temple Medical School. He completed a formal residency in Internal Medicine at Abington Memorial Hospital, and is board certified in Internal Medicine, with added qualifications as a diplomat in Geriatric Medicine. He is an active staff attending and Clinical Instructor at Chestnut Hill Hospital (University of Pennsylvania affiliate) and Roxborough Memorial Hospital in Philadelphia Pennsylvania. Dr. Kessel is a Board Reviewer for the American Board of Internal Medicine, as well as a fellow of the American College of Physicians. He also serves on the advisory board of Independence Blue Cross. Dr. Kessel Presently serves as a director of Cypress Biosciences, Inc of San Diego, California and NovaDel Pharma Inc. of Flemington, New Jersey. He previously served on the Board of Genta Inc.

     Arthur Asher Kornbluth, M.D., 42, is a Board Certified Gastroenterologist and Associate Clinical Professor of Medicine at Mount Sinai Medical Center and School of Medicine in New York City, an internationally recognized leading center in the clinical research and management of inflammatory bowel disease. Dr. Kornbluth is an active clinical investigator and practicing clinician, with a large practice specializing in the management of patients with complex inflammatory bowel disease. He has published extensively in peer-reviewed journals regarding the pharmacologic and biologic treatments of inflammatory bowel disease. He is the author of several book chapters regarding the diagnosis and management of inflammatory bowel disease. He is the principal author of the American College of Gastroenterology's "Ulcerative Colitis Practice Guidelines in Adults." He has taught and lectured extensively throughout the United States and has received numerous awards as a medical educator. Dr. Kornbluth received his undergraduate degree from Brooklyn College and his medical degree from Downstate Medical Center. He completed his postgraduate training in internal medicine at the Albert Einstein College of Medicine, where he was chosen as chief medical resident. He performed his gastroenterology fellowship at the Mount Sinai Medical Center in New York City. He is a member of the American Gastroenterology Association, the American College of Gastroenterology and the Alpha Omega Alpha Honor Medical Society, for which he was selected as both an educator and clinician at the Mount Sinai School of Medicine. He is a member of the Crohn's and Colitis Foundation of America and that foundation's Clinical Research Alliance, has served on their Clinical Trials Protocol Review Committee and currently serves on the Clinical Research Agenda Task Force.

     Evan Myrianthopoulos, 38, is currently the President of CVL Advisors, LLC, a financial consulting firm he founded that specializes in the biotechnology sector. Before founding CVL Advisors, Mr. Myrianthopoulos was a co-founder of Discovery Laboratories, Inc., a public specialty pharmaceutical company developing respiratory therapies. While at Discovery, Mr. Myrianthopoulos held the positions of Chief Financial Officer and Vice President of Finance. Before co-founding Discovery, Mr. Myrianthopoulos was a Technology

Associate at Paramount Capital Investments, L.L.C., a New York City based biotechnology venture capital and investment banking firm.

     Paul D. Rubin, M.D., 49, has served as a member of the Board of Directors since November 1997. Dr. Rubin is currently the Chief Executive Officer and President of Critical Therapeutics, Inc., a private pharmaceuticals company. Prior to joining Critical Therapeutics in 2002, Dr. Rubin served as Executive Vice President for Drug Development at Sepracor, Inc., having previously been Senior Vice President of Sepracor since 1996. He is responsible for managing research and development programs for Sepracor's improved chemical entities portfolio, which includes the management of discovery research, regulatory, clinical, preclinical and project management teams. Dr. Rubin has also played a key role in the evaluation of external technology and licensing opportunities. From 1993 to 1996, Dr. Rubin was the Vice President and Worldwide Director of Early Clinical Development and Clinical Pharmacology at Glaxo Wellcome. Prior to joining Glaxo, Dr. Rubin held various executive research positions at Abbott Laboratories. Dr. Rubin received his M.D. from Rush Medical College in Chicago and completed his residency in Internal Medicine at the University of Wisconsin Hospitals and clinics in Madison, Wisconsin.

     Peter Salomon, M.D., F.A.C.G., 43, is a Board Certified gastroenterologist and has been in private practice with Gastroenterology Associates of South Florida for the last 11 years. An active clinical researcher in the treatment of Crohn's disease, Dr. Salomon has treated several thousand patients suffering from inflammatory bowel disease. Dr. Salomon has authored numerous peer-reviewed publications on the subject of Crohn's disease and is co-author of the chapter of a leading gastroenterology textbook, Sleisinger & Fordtran's Gastrointestinal & Liver Diseases. Dr. Salomon received his undergraduate degree from New York University in 1981 and his Medical Degree from New York University in 1985. Dr. Salomon received his training in Internal Medicine and Gastroenterology at The Mount Sinai Hospital in New York, where he also held a grant from the Crohn's and Colitis Foundation to perform research in inflammatory bowel disease. Dr. Salomon has previously been a member of the Board of Directors of Genta Inc. and PolaRx and has been a scientific advisor to Cypress Biosciences Inc.

  RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that you vote "FOR" the election of all of the nominees listed above.

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our Common Stock during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Based solely on our review of the copies of such reports received by us, and representatives from certain reporting persons, we believe that, during the year ended December 31, 2002, our directors, executive officers and beneficial owners of more than 10% of our Common Stock complied with all such filing requirements applicable to them, except that (a) William Milling filed one late Form 3 and one late Form 4 reporting one transaction; (b) Steve Kanzer filed one late Form 4 reporting one transaction; (c) Peter Salomon filed one late Form 4 reporting one transaction;
(d) Paul Rubin filed one late Form 4 reporting one transaction; (e) Larry Kessel filed one late Form 4 reporting one transaction and (f) Arthur Asher Kornbluth filed one late Form 4 reporting one transaction.

  BOARD AND COMMITTEE MEETINGS

     During the year ended December 31, 2002, the Board of Directors held 12 meetings. During 2002, each of the current members of the Board of Directors attended at least 75 percent of all of the Board meetings, while a director, and meetings of the committees on which he served, while a member of those committees. In addition to formal meetings, the Board of Directors and the members of the Audit and Compensation Committees conferred frequently on an informal basis.

     The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees and consultants. The Compensation Committee also administers various incentive compensation, stock and benefit plans. Dr. Salomon and Dr. Kessel are currently the Compensation Committee members, with Dr. Salomon serving as Chairman. The Compensation Committee held two meetings during 2002.

     The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the auditors and our accounting practices. Messrs. Kanzer and Myrianthopoulos were for the fiscal year ended December 31, 2002, and currently are, the Audit Committee members, with Mr. Myrianthopoulos serving as Chairman. For the fiscal year ended December 31, 2002, Messrs. Kanzer and Myrianthopoulos were independent as defined by Section 121(A) of the American Stock Exchange's listing standards; and the Board of Directors believes that each of these individuals has the requisite financial skills and experience to discharge his obligations as a member of the Audit Committee. The Audit Committee held four meetings during 2002.

  REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee exercises oversight responsibilities regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process for the year ended December 31, 2002, the Audit Committee:

     - reviewed and discussed the audited financial statements with management and with Ernst and Young LLP, our independent auditors;

     - discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as amended;

     - reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies;" and

     - reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as filed with the SEC.

     The Audit Committee has considered and determined that the level of fees of Ernst and Young LLP for provision of services other than the audit services is compatible with maintaining the auditor's independence. The Audit Committee has approved the appointment of Ernst and Young LLP as our auditors of our financial statements for the year ending December 31, 2003, subject to ratification by our stockholders at the Annual Meeting (See "Proposal 5. Ratification of Independent Auditors").

                                          The Audit Committee Members

                                          Steve H. Kanzer
                                          Evan Myrianthopoulos

  EXECUTIVE COMPENSATION

     The following table contains information concerning the compensation paid during the fiscal years ended December 31, 2000, 2001 and 2002 to the two persons who served as our Chief Executive Officers during 2002 and the other two other most highly compensated (based on combined salary and bonus) persons who served as executive officers during that year (who we collectively refer to as the Named Executive Officers).

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                                              COMPENSATION
                                                                 AWARDS
                                       ANNUAL COMPENSATION     SECURITIES
                                       --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------     ----   ---------   --------   ------------   ---------------
Steve H. Kanzer...............  2002   $     --    $    --      250,000         $     --
  Non-Employee Interim
  President(1)
Dr. Colin Bier................  2002   $103,124    $47,948           --         $152,066
  Chairman and Chief            2001   $ 24,863         --      700,000               --
  Executive Officer(2)
Michael S. Rosen..............  2002   $116,691         --           --         $266,050
  President, Chief              2001   $254,600         --      160,000               --
  Operating Officer(3)          2000   $249,600         --
Panos Constantinides..........  2002   $ 90,099         --       30,000         $114,646
  Vice President of             2001   $163,000         --       60,000               --
  Research and Development(4)

---------------

(1) Mr. Kanzer assumed the role of Non-Employee Interim President from June 30, 2002 through January 4, 2003 without salary. Mr. Kanzer received options to purchase 250,000 shares of Common Stock in connection with his role as a director, as well as his role as Non-Employee Interim President.

(2) Dr. Bier joined our company in November 2001 and resigned on June 15, 2002.

(3) Mr. Rosen resigned from our company on June 14, 2002.

(4) Mr. Constantinides joined our company in February of 2001, and resigned in July 2002.

     The following table contains information concerning options granted to our Named Executive Officers during the year ended December 31, 2002. No SARs were granted during 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        PERCENTAGE OF
                                                        TOTAL OPTIONS
                                 NUMBER OF SECURITIES     GRANTED TO       EXERCISE
                                  UNDERLYING OPTIONS     EMPLOYEES IN       PRICE       EXPIRATION
                                      GRANTED(#)        FISCAL YEAR(1)   ($/SHARE)(2)      DATE
                                 --------------------   --------------   ------------   ----------
Steve Kanzer(3)................        250,000               30.5%           0.20        10/23/12
Colin Bier.....................             --                                                 --
Michael S. Rosen...............             --                                                 --
Panos P. Constantinides(4).....         30,000                3.7%           1.29        10/31/02

---------------

(1) Based on options to purchase an aggregate of 821,000 shares of our Common Stock granted to employees in the year ended December 31, 2002, including all options granted to our named executive officers in all capacities.

(2) The exercise price of each grant is equal to the fair market value of our Common Stock on the date of the grant.

(3) Mr. Kanzer's options were fully vested on the date of the grant.

(4) Mr. Constantinides' options were granted as compensation for his services to us in all capacities and expired on October 31, 2002, 90 days after the termination of his employment.

     The following table sets forth information concerning stock options held as of December 31, 2002 by each of the Named Executive Officers. None of the Named Executive Officers exercised any options during 2002. There were no SARs exercised in, or outstanding at the end of, 2002.

                         FISCAL YEAR-END OPTION VALUES

                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                             OPTIONS AT 12/31/02(#)          12/31/02($)(1)
                                            -------------------------   -------------------------
NAME                                        EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                        -------------------------   -------------------------
Steve Kanzer..............................         666,800/--                  50,000/--
Colin Bier................................         213,572/--                      --/--
Michael S. Rosen..........................         835,000/--                      --/--
Panos P. Constantinides...................              --/--                      --/--

---------------

(1) Based on the difference between the closing price for our Common Stock on December 31, 2002 of $0.47, as reported on the American Stock Exchange, and the exercise prices of outstanding options.

  EMPLOYMENT AND SEVERANCE AGREEMENTS

     Following the implementation of our restructuring plan in June 2002, we entered into Separation and General Release Agreements with Dr. Colin Bier, our former Chairman and Chief Executive Officer, and Michael S. Rosen, our former President and Chief Operating Officer. Under these agreements, our former executives immediately received six months' severance pay, and any options to purchase our Common Stock held by these executives which were not vested at the time of termination immediately became vested, and the options remained exercisable for one year following the execution of the separation agreements. Each of the terminated executives was also entitled to receive six additional months of severance pay beginning six months after termination, however this severance was offset by any earnings the executives received from other sources.

     On September 20, 2002, we entered into an employment agreement with William Milling, CPA, our Controller, Corporate Secretary and Treasurer. Under this agreement, we agreed to pay Mr. Milling a base salary of $95,000 per year and we granted Mr. Milling options to purchase 200,000 shares of our Common Stock, vesting over three years.

     On October 7, 2002, we entered into an employment agreement with Robin Simuncak, our Director of Clinical Affairs. Under the this agreement, we agreed to pay Ms. Simuncak a base salary of $90,000 per year and we granted Ms. Simuncak options to purchase 100,000 shares of our Common Stock, vesting over three years.

     On December 10, 2002, we entered into an employment agreement with Robert
N. Brey, Ph.D., our Vice President of Research and Development. Under this agreement, we agreed to pay Dr. Brey a base salary of $155,000 per year and we granted Dr. Brey options to purchase 100,000 shares of our Common Stock, vesting over three years.

     During March 2003, we entered into a three-year employment agreement with Ralph M. Ellison M.D., M.B.A., our Chief Executive Officer and President. Pursuant to this Employment Agreement we agreed to pay Dr. Ellison a base salary of $200,000 per year, as well as a bonus of 30% of his base salary. Upon the completion of an equity financing of at least $1,000,000, such as the private placement for which stockholder approval is being sought at the Annual Meeting, Dr. Ellison will receive an increase in base salary to $300,000 per year. In addition, we agreed to issue options to Dr. Ellison to purchase 2,000,000 shares of our Common Stock, with one-third immediately vesting and the remainder vesting over three years. Upon the termination of Dr. Ellison without "just cause," as defined by this agreement, we would pay Dr. Ellison six months' severance, as well as any earned but unpaid bonuses, and all unvested options would immediately become vested.

  AGREEMENT WITH DIRECTOR

     On December 23, 2002, we entered into an agreement with Alexander M. Haig, Jr. to serve as the Chairman of our Board of Directors. We agreed to pay Mr. Haig a retainer of $50,000 per year for consulting services and to issue him options to purchase 2,000,000 shares of our Common Stock.

  DIRECTOR COMPENSATION

     Directors who are compensated as full-time employees receive no additional compensation for service on our Board of Directors or its committees. During 2002, each director who was not a full-time employee was paid $1,000 for each Board or committee meeting attended ($500 if attended telephonically). This rate applied until the October 23, 2002 Board meeting. At that meeting, the rate was changed to $2,000 for each meeting attended ($1,000 if attended telephonically).

     We maintain a stock option grant program pursuant to the Amended and Restated 1995 Omnibus Incentive Plan, whereby members of our Board of Directors who are not full-time employees receive an initial grant of fully vested options to purchase 50,000 shares of Common Stock, and subsequent yearly grants of fully vested options to purchase 50,000 shares of Common Stock after re-election to our Board of Directors. In addition, each member of the Board of Directors received a one-time grant of fully vested options to purchase 100,000 shares of Common Stock on October 23, 2002.

     In 2002, Mr. Haig received, instead of the regular initial grant, options to purchase an aggregate of 2,000,000 shares of our Common Stock, of which options to purchase 900,000 shares of Common Stock are subject to stockholder approval of the amendment to our option plan at the Annual Meeting, in connection with our retention of him as Chairman of the Board. In addition, Mr. Kanzer also received additional options to purchase 100,000 shares of Common Stock in consideration for his service as our Non-Employee Interim President during 2002, and Mr. Haig will receive an additional $50,000 a year for consulting services outside of his service as Chairman of the Board. (See "Proposal 4. Proposal to Amend the 1995 Omnibus Incentive Plan").

  RELATED PARTY TRANSACTIONS

     In December 2002, we completed a private placement of 3,093,569 shares of our Common Stock and warrants to purchase 1,546,789 shares of our Common Stock. In this private placement we received total proceeds of $1,082,750. Purchasers in this private placement on the same terms and conditions as the other subscribers, included (i) David M. Kent, our former Chief Executive Officer and President, who purchased 142,857 shares of Common Stock and warrants to purchase 71,429 shares of Common Stock for an aggregate price of $50,000, (ii) Ralph M. Ellison, M.D., our current President, Chief Executive Officer and a member of our Board of Directors, who purchased 142,857 shares of Common Stock and warrants to purchase 71,429 shares of Common Stock for an aggregate price of $50,000, (iii) Steve H. Kanzer, a member of our Board of Directors who purchased 285,714 shares of Common Stock and warrants to purchase 285,714 shares of Common Stock for an aggregate price of $100,000, (iv) Lawrence Kessel, a member of our Board of Directors who purchased 42,857 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock for an aggregate price of $15,000, and
(v) Peter Salomon, a member of our Board of Directors who purchased 10,000 shares of Common Stock and warrants to purchase 5,000 shares of Common Stock for an aggregate price of $3,500.

     In connection with our 2002 private placement, we issued warrants to purchase 463,073 shares of our Common Stock to certain individuals and entities, including warrants to purchase 80,913 shares of our Common Stock to Mr. Kanzer, in consideration for placement services rendered in connection with this private placement. In addition, Evan Myrianthopoulos, a member of our Board of Directors, acted as a placement agent, introducing certain investors to us. For these services, we paid Mr. Myrianthopoulos $15,375 in cash compensation and issued to him warrants to purchase 65,454 shares of Common Stock.

     In connection with the private placement we are seeking approval of at this Annual Meeting (see "Proposal 3. Proposal to Approve the Sale and Issuance of Shares of Common Stock and Warrants in a Private Placement"), upon the issuance of the securities to the subscribers in this private placement, we have agreed to (i) issue warrants to purchase 150,754 shares of our Common Stock to Mr. Kanzer and to pay Mr. Kanzer $21,000, and (ii) issue warrants to purchase 260,554 shares of our Common Stock to Mr. Myrianthopoulos and to pay Mr. Myrianthopoulos $69,721.64, each in consideration for placement services rendered in connection with this private placement. In addition, Mr. Kanzer has agreed to purchase 125,628 shares of Common Stock and warrants to purchase 125,628 shares of Common Stock for $100,000, on the same terms and conditions as were offered to the other subscribers in this private placement.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The table below provides information regarding the beneficial ownership of the Common Stock and Series B Convertible Preferred Stock as of June 30, 2003. The table reflects ownership by: (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding Common Stock or Series B Convertible Preferred Stock; (2) each of our directors, (3) each of the Named Executive Officers, and (4) our directors and officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them. Except as otherwise indicated, each stockholder's percentage ownership of our Common Stock in the following table is based on 27,622,379 shares of Common Stock outstanding as of June 30, 2003.

                                                                                   SHARES OF
                                                                                   SERIES B
                                                                                  CONVERTIBLE
                                                    SHARES OF                   PREFERRED STOCK
                                                   COMMON STOCK      PERCENT     BENEFICIALLY     PERCENT
NAME OF BENEFICIAL OWNER                        BENEFICIALLY OWNED   OF CLASS        OWNED        OF CLASS
------------------------                        ------------------   --------   ---------------   --------
Aries Select, Ltd.(1).........................      2,326,652          8.42%             --          --
Nomura Bank(2)................................      1,390,358          5.03%             --          --
TVM Medical Ventures GmbH & Co. KG(3).........      1,310,663          4.74%             --          --
Aries Select I LLC(4).........................      1,052,747          3.81%             --          --
Elan International Services, Ltd.(5)..........      3,601,028         12.12%        119,662         100%
Lindsay A. Rosenwald, M.D.(6).................      5,882,680         21.30%             --          --
Paramount Capital Asset Management, Inc.(7)...      3,399,684         12.31%             --          --
Steve H. Kanzer(8)............................        747,713          2.71%             --          --
Henry Schwartz(17)............................        831,666          3.01%             --          --
Alexander M. Haig, Jr.(9).....................      1,100,000          3.98%             --          --
Ralph M. Ellison, M.D., M.B.A.(10)............        142,857             *              --          --
Paul Rubin M.D.(11)...........................        204,000             *              --          --
Arthur Asher Kornbluth, M.D.(12)..............        150,000             *              --          --
Evan Myrianthopoulos(13)......................        215,454             *              --          --
Peter Salomon, M.D.(14).......................        165,000             *              --          --

                                                                                   SHARES OF
                                                                                   SERIES B
                                                                                  CONVERTIBLE
                                                    SHARES OF                   PREFERRED STOCK
                                                   COMMON STOCK      PERCENT     BENEFICIALLY     PERCENT
NAME OF BENEFICIAL OWNER                        BENEFICIALLY OWNED   OF CLASS        OWNED        OF CLASS
------------------------                        ------------------   --------   ---------------   --------
Larry Kessel, M.D.(15)........................        214,286             *              --          --
Colin Bier(16)................................             --             *              --          --
Michael S. Rosen(16)..........................             --             *              --          --
Panos P. Constantinides(16)...................             --             *              --          --
All directors and executive officers as a
  group (10 persons)..........................      3,968,476         14.37%             --          --

---------------

  *  Less than 1%.

 (1) Number of shares beneficially owned includes 112,159 shares of Common Stock immediately issuable upon exercise of warrants until April 16, 2008. The address of Aries Select, Ltd. is 787 Seventh Avenue, New York, NY 10019.

 (2) The address of Nomura Bank is Kasamari Strasse I, CH 8021, Zurich, Switzerland.

 (3) As reported on a Schedule 13G filed with the SEC on February 14, 2003 by TVM Medical Ventures GmbH & Co. KG. According to the Schedule 13G, TVM Medical Ventures GmbH & Co. KG has sole voting and dispositive power with respect to 1,310,663 shares. The address of TVM Medical Ventures GmbH & Co. KG is 101 Arch Street, Suite 1950, Boston, MA 02110.

 (4) Number of shares beneficially owned includes 56,533 shares of Common Stock immediately issuable upon exercise of warrants until April 16, 2008. The address of Aries Select I LLC is 787 Seventh Avenue, New York, NY 10019.

 (5) Number of shares beneficially owned includes 1,817,379 shares of Common Stock immediately issuable upon conversion of Series B Convertible Preferred Stock, and 230,770 shares of Common Stock immediately issuable upon exercise of warrants until January 21, 2004. The Address of Elan International is 102 St. James Court, Fletts Smith, SC, 04 Bermuda.

 (6) Lindsay A. Rosenwald, M.D., is the Chairman and Chief Executive Officer of Paramount Capital Asset Management, Inc. ("PCAM"). PCAM is the investment manager of Aries Select, Ltd and is the managing member of Aries Select I LLC. Dr. Rosenwald and PCAM share the power to vote and/or dispose of the shares held by Aries Select, Ltd. and Aries Select I LLC. The securities beneficially owned by Dr. Rosenwald include 1,392,783 shares of Common Stock immediately issuable upon exercise of warrants exercisable until April 16, 2008, 66,931 shares of Common Stock immediately issuable upon exercise of warrants exercisable until October 2007, 2,326,652 shares of Common Stock beneficially owned by Aries Select I LLC, 1,052,747 shares of Common Stock beneficially owned by Aries Select, Ltd. and 20,284 shares of Common Stock beneficially owned by Aries Select II LLC. The securities beneficially owned by Dr. Rosenwald also include 682,774 shares of Common Stock owned by Paramount Capital Drug Development Holdings, LLC and 13,572 shares of Common Stock owned by each of June Street Company and Huntington Street Company. The address of Dr. Rosenwald is 787 Seventh Avenue, New York, NY 10019.

 (7) Includes the 2,326,652 shares of Common Stock beneficially owned by Aries Select, Ltd. and the 152,748 shares of Common Stock beneficially owned by Aries Select I LLC and 20,284 shares of Common Stock beneficially owned by Aries Select II, LLC. The address of Paramount Capital Asset Management, Inc. is 787 Seventh Avenue, New York, NY 10019.

 (8) The number of shares beneficially owned by Mr. Kanzer includes 747,713 shares of Common Stock immediately issuable upon exercise of options and warrants. The number of shares beneficially owned by Mr. Kanzer does not include 688,809 shares of Common Stock and 142,857 shares of Common Stock issuable upon the exercise of warrants held by Pharma Investors, L.L.C. or 125,628 shares of Common Stock and 125,628 shares of Common Stock issuable upon the exercise of warrants, to be purchased in the July private placement, pending stockholder approval. See footnote
     (18). The address of Mr. Kanzer is 28101 N. Ballard Drive, Suite F, Lake Forest, IL 60045.

 (9) Includes 1,100,000 shares of Common Stock immediately issuable upon the exercise of options. Excludes 900,000 shares of Common Stock issuable upon the exercise of options issued pending stockholder approval of the amendment to the Amended and Restated 1995 Omnibus Incentive Plan at the Annual Meeting. The address of Mr. Haig is c/o Worldwide Associates, Inc., 1155 15 Street, N.W. Suite 800, Washington, D.C. 20005.

(10) Includes 142,857 shares of Common Stock owned by Ralph M. Ellison, M.D., MBA, 71,429 shares of Common Stock immediately issuable upon the exercise of warrants until December 31, 2007. Excludes 833,750 shares of Common Stock issuable upon the exercise of options within 60 days of June 30, 2003 issued pending stockholder approval of the amendment to the 1995 Omnibus Incentive Plan at the Annual Meeting. The address of Dr. Ellison is 28101
     N. Ballard Drive, Suite F, Lake Forest, IL 60045.

(11) Includes 204,000 shares of Common Stock issuable upon the exercise of options within 60 days of June 30, 2003. The address of Dr. Rubin is c/o Critical Therapeutics, 675 Massachusetts Ave., 14th Floor, Cambridge, MD 02139.

(12) Includes 150,000 shares of Common Stock issuable upon the exercise of options within 60 days of June 30, 2003. The address of Dr. Kornbluth is c/o Mt. Sinai Medical Center, 1751 York Avenue, New York, NY 10178.

(13) Includes 150,000 shares of Common Stock issuable upon the exercise of options within 60 days of June 30, 2003 and 65,454 shares of Common Stock immediately issuable upon the exercise of warrants until December 31, 2007. The address of Mr. Myrianthopoulos is c/o CVL Advisors 305 Fifth Avenue, Suite 5411, New York, NY 10018.

(14) Includes 150,000 shares of Common Stock issuable upon the exercise of options within 60 days of June 30, 2003 and 5,000 shares immediately issuable upon the exercise of warrants exercisable until December 31, 2007. Excludes 150,000 shares of Common Stock issuable upon exercise options issued pending stockholder approval of the amendment to the Amended and Restated 1995 Omnibus Incentive Plan at the Annual Meeting. The address of Peter Salomon is c/o Gastroenterology Consultants, 951 N.W. 13th St., Boca Raton, FL 33486.

(15) Includes 150,000 shares of Common Stock issuable upon the exercise of options within 60 days of June 30, 2003 and 21,429 shares immediately issuable upon the exercise of warrants exercisable until December 31, 2007. Excludes 150,000 shares of Common Stock issuable upon exercise options issued pending stockholder approval of the amendment to the Amended and Restated 1995 Omnibus Incentive Plan at the Annual Meeting. The address of Dr. Kessel is 4114 Hain Drive, Lafayette Hill, PA 19444-1514.

(16) Messrs. Bier, Rosen and Constantinides are no longer employed by our company.

(17) Pharma Investors, LLC, is a limited liability company incorporated under the laws of Nevis, the sole member of which is an irrevocable trust of which Steve H. Kanzer is a beneficiary, but over which he has no control. Henry Schwartz is the sole trustee of the irrevocable trust. The shares beneficially owned by Pharma Investors, LLC consist of 688,809 shares of Common Stock and 142,857 shares of Common Stock immediately issuable upon the exercise of warrants. Mr. Kanzer disclaims beneficial ownership of all such shares.

EQUITY COMPENSATION PLAN INFORMATION

     As of December 31, 2002, we maintained our 1995 Amended and Restated Omnibus Incentive Plan, which was approved by our stockholders. In December 2002, our Board of Directors approved an amendment to our 1995 Plan to increase the number of shares available for issuance under the 1995 Plan to 11,000,000 and increase the maximum number of shares for which any participant may receive options or separately exercisable stock appreciation rights in the aggregate per calendar year under the 1995 Plan to 2,500,000, subject to stockholder approval. In June 2003, our Board of Directors modified the amendment to the 1995

Plan, to reduce the maximum number of shares available for issuance under the 1995 Plan to 10,000,000, subject to stockholder approval of the amendment at the Annual Meeting. Because this amendment, and options issued based upon that amendment, are subject to stockholder approval, the additional shares and those options are included in the category "Equity Compensation Plans Not Approved by Security Holders."

                                                (A)                    (B)                      (C)
                                                                                       NUMBER OF SECURITIES
                                                                                      REMAINING AVAILABLE FOR
                                        NUMBER OF SECURITIES                           FUTURE ISSUANCE UNDER
                                         TO BE ISSUED UPON       WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                            EXERCISE OF         EXERCISE PRICE OF        PLANS (EXCLUDING
                                        OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS          COLUMN(A))
-------------                           --------------------   --------------------   -----------------------
Equity compensation plans approved by
  security holders....................       4,708,257                $0.95                          0
Equity compensation plans not approved
  by security holders.................       1,355,580                $0.35                  5,600,000
Total.................................       6,063,837                $0.82                  5,600,000

     For further information regarding the 1995 Plan, see "Proposal 4. Proposal to Amend the 1995 Omnibus Incentive Plan."

                                   PROPOSAL 2

           PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

GENERAL

     Our Amended and Restated Certificate of Incorporation currently authorize the issuance of 50,000,000 shares of Common Stock. In June 2003, the Board of Directors adopted a resolution proposing that the Amended and Restated Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to 100,000,000 shares, subject to stockholder approval of the amendment. No changes will be made to the number of authorized shares of our preferred stock.

     The proposed amendment to the Amended and Restated Certificate of Incorporation will be effected by amending paragraph A. of Article FOURTH thereof to read in full as follows:

          "A.  AUTHORIZATION

             The total number of shares of all classes of stock which we shall have authority to issue is 105,000,000 consisting of 100,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

             The Board may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of Preferred Stock. The Board (within the limits and restrictions of any resolutions adopted by it originally fixing the number of any shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance."

PURPOSE OF THE CHARTER AMENDMENT

     As of June 30, 2003 we had 27,622,379 shares of Common Stock outstanding. In addition, as of such date, 764,961 shares reserved for future option grants and 7,143,326 shares reserved for issuance upon exercise of presently outstanding options under the Amended and Restated 1995 Omnibus Incentive Plan. Based upon the foregoing number of outstanding and reserved shares of Common Stock, we have 7,424,975 shares remaining available for other purposes.

     The proposed increase in the number of shares available for issuance under the Certificate is required in order for our company to have sufficient shares of Common Stock available for the issuance of shares of Common Stock which we have agreed to sell in the private placement and the shares of Common Stock issuable upon exercise of the warrants to be issued in the private placement. If stockholders do not approve of the amendment to our Certificate, we will be required to make a payment equal to 25% of the amount raised in the recent private placement (see "Proposal 3. Proposal to Approve the Sale and Issuance of Shares of Common Stock and Warrants in a Private Placement"). In addition, the proposed increase in the number of shares available for issuance under the Certificate is intended to provide the Board of Directors with authority, without further action of the stockholders, to issue the additional shares of Common Stock, from time to time in such amounts as the Board of Directors deems necessary. Without limitation of the foregoing, the additional shares may be issued in connection with (1) private financings, including the July private placement; and (2) strategic partnering transactions involving the issuance of securities pursuant to exemptions from the registration requirements of the Securities Act. In addition to the July private placement, we may decide to seek additional capital through the sale of Common Stock and/or securities convertible into or exercisable for Common Stock in the private and/or public equity markets to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures.

     In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of the additional shares would dilute the earnings per share (including projected future earnings per share) and book value per share of all outstanding shares of our Common Stock. If such factors were reflected in the price per share of the Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. An issuance of additional shares of Common Stock, could therefore have an adverse effect on the potential realizable value of a stockholder's investment. The holders of outstanding shares of Common Stock have no preemptive rights to purchase additional shares.

     The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

  RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that you vote "FOR" the approval of the amendment to our Amended and Restated Certificate of Incorporation.

                                   PROPOSAL 3

             PROPOSAL TO APPROVE THE SALE AND ISSUANCE OF SHARES OF
                COMMON STOCK AND WARRANTS IN A PRIVATE PLACEMENT

GENERAL

     You are being asked to approve the sale and issuance of (i) 6,796,919 shares of Common Stock at $0.796 per share and (ii) warrants exercisable for 6,796,919 shares of Common Stock, to selected institutional and accredited investors, in a private placement exempt from registration under the Securities Act of 1933.

     The following is a summary of the terms of the private placement. Copies of the principal documents relating to the transaction have been filed with the Securities and Exchange Commission as Exhibits to a Form 8-K filed on July 21, 2003.

     We entered into Subscription Agreements dated as of July 18, 2003, with selected accredited and institutional investors to sell an aggregate of (i) 6,796,919 shares of our Common Stock at $0.796 per share and (ii) warrants exercisable for 6,796,919 shares of our Common Stock, to selected institutional and accredited investors. The gross proceeds from this private placement will, upon satisfaction of all the requirements of the private placement, including stockholder approval of this private placement, be $5,410,348. After the satisfaction of all the requirements of the private placement and the issuance of the shares of Common Stock and warrants, we would have 34,190,101 shares of Common Stock outstanding and 57,299,049 shares of Common Stock outstanding on a fully diluted basis.

     The shares of Common Stock and warrants have been offered in transactions exempt from registration under the Securities Act of 1933 in reliance upon Rule 506 of Regulation D under Section 4(2) of the Securities Act, as transactions not involving a public offering. Each of the subscribers represented to us that it was an "accredited investor" under Rule 501(a) of Regulation D.

USE OF PROCEEDS

     The net proceeds from this private placement, after the payment of the placement agent fees and other expenses of the offering will be approximately $4,900,000. We intend to use these net proceeds, after the transaction is completed, to continue the research and development of our current drug candidates as well as to possibly expand our portfolio of drug candidates, if a describable drug candidate becomes available to us. Specifically, we will use the proceeds to fund ongoing clinical activities for orBec(R), which is currently in a pivotal phase III trial for the treatment of Graft vs. Host Disease. In addition, we have recently announced that we will begin a phase II trial using orBec(R) to treat Irritable Bowel Syndrome. Proceeds from this private placement will also be used to further progress of our biodefense vaccines, including development of a novel synthetic ricin vaccine in both the injectable and oral forms, and continued research on a Botulinum toxin vaccine. We will also use the proceeds of this financing for general and administrative expenses. Furthermore, on June 27, 2003, the American Stock Exchange notified us that we are below the current minimum listing requirement of $4,000,000 in stockholders equity. We have agreed to submit a plan by August 4, 2003 which outlines how we will regain compliance with the minimum listing requirement within the next 18 months. This private placement will raise our stockholders equity to over $7,000,000, thereby bringing us back into compliance with the American Stock Exchange's minimum stockholder equity requirement. There can be no assurances, however, that the American Stock Exchange will accept our compliance plan or that our Common Stock will remain listed on the American Stock Exchange.

THE WARRANTS

     The exercise price on the warrants is $0.8756 per share of Common Stock. The warrants are exercisable until 5 years from the original date of issuance of the warrant; provided however, that upon notice to the subscribers, we may accelerate the expiration date of the warrants, to that date which is 60 days from the date of notice, if the closing price for our Common Stock is greater than $2.62 per share for a period of 20 consecutive trading days. If each of the warrants sold in this private placement were exercised, the aggregate gross proceeds to our company would be $5,951,382, and 6,796,919 shares of Common Stock would be issued. Until July 18, 2004, however, if the shares of Common Stock issuable upon exercise of the warrants are not registered under an effective registration statement as required by the Subscription Agreements (as discussed below), the warrants will have a cashless exercise feature until a registration statement covering the shares of Common Stock issuable upon exercise of the warrants is declared effective by the SEC.

  ANTI-DILUTION PROTECTION

     Until July 18, 2004, the exercise price of the warrants will be subject to
(i) adjustment in connection with any stock split or stock dividend and (ii) anti-dilution adjustment on a price-based weighted average basis if we issue Common Stock or Common Stock equivalents (other than certain excluded issuances) at a purchase price per share that is less than the exercise price of the warrants.

OTHER TERMS OF THE PRIVATE PLACEMENT

  REGISTRATION RIGHTS

     We are required to file a shelf registration statement on Form S-3 under the Securities Act, covering resales of the shares of Common Stock and shares of Common Stock issuable upon the exercise of the warrants sold in the private placement, within 30 days of the issuance of the shares and warrants. If that shelf registration statement has not been declared effective by the SEC within 120 days of the issuance of the Common Stock and warrants, we will be required to pay a penalty equal to 2% of the purchase price paid by the subscribers for each month the shares remain unregistered.

  PREEMPTIVE RIGHTS

     If we receive the required stockholder approvals and issue the Common Stock and warrants to the subscribers, each of the subscribers under this private placement will have preemptive rights on all future issuances of any equity securities, or other securities convertible into any equity securities, until July 18, 2004. If prior to July 18, 2004, we propose to issue any equity securities, or other securities convertible into any equity securities, we will give each of the subscribers under this private placement 15 days' prior notice of such proposed issuance, and each of the subscribers will have the right to provide notice of their intent to purchase its pro rata share of such proposed issuance during such 15-day period. These preemptive rights will not apply to
(i) issuances of Common Stock pursuant to stock incentive plans, (ii) shares of Common Stock issued upon the conversion of outstanding warrants, (iii) shares of Common Stock issued and sold in a firm commitment underwritten public offering or (iv) shares of Common Stock issued as consideration for the acquisition of another company or business, which has been approved by the Board.

  SHORT SALES

     The subscribers are not permitted to "short" or "short against the box" (as those terms are generally understood) our Common Stock from July 18, 2003 until the earlier of (i) two months after the date of issuance of the shares and warrants or (ii) such time as the Company's Common Stock trades at or above $1.592 for a period of 20 consecutive trading days.

  RELEASE OF PROCEEDS FROM ESCROW

     All of the proceeds from this private placement have been placed into an Escrow Account with US Bank Trust National Association, pursuant to the terms of an Escrow Agreement by and between us and US Bank. The primary condition for the release of the proceeds from the private placement being released to us is stockholder approval of (i) the amendment to our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (see "Proposal 2. Proposal to Amend the Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares") and (ii) this private placement pursuant to this Proposal 3. Upon stockholder approval of the amendment to the Amended and Restated Certificate of Incorporation and the terms of the private placement, and the satisfaction of certain other conditions contained in the Subscription Agreements, the proceeds from the private placement will be released to us and DOR will issue the shares of Common Stock and the warrants purchased by the subscribers under the Subscription Agreements.

  FAILURE TO RECEIVE STOCKHOLDER APPROVAL

     If our stockholders do not approve both (i) the amendment to our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (see "Proposal 2. Proposal to Amend the Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares") and (ii) the terms of the private placement pursuant to this Proposal 3, then (a) the proceeds from the private placement will be returned to the subscribers and (b) we will be required to pay to each of the subscribers a penalty equal to 25% of the purchase price for the shares of Common Stock and warrants. We will be permitted to pay up to 50% of this amount through the issuance of our Common

Stock, which will be valued at the average closing price of our Common Stock for the five trading days immediately preceding the date of the payment of the penalty.


     During the course of negotiating this private placement with the potential investors, some of the investors indicated that they were not prepared to take all of the risk relating to the stockholder approval requirements, without some countervailing consideration. Specifically, investors explained that they are taking the risk that, if the market price for our Common Stock has decreased at the time of the Annual Meeting, they will still be committed to buying the Common Stock at a price that is higher than the then current market price. Investors believe they have additionally assumed the risk that, if the market price of our Common Stock were to move substantially higher, our stockholders might choose to not approve the financing, freeing us from the obligation to sell the Common Stock and warrants at a price lower than the then current market price and allowing us to enter the capital markets with a higher market price for our Common Stock. Under such a scenario, the investors felt they would have all of the risk of a fall in the market price for the Common Stock, but might not receive the benefit of an increase in the market price for our Common Stock during the period between the signing of the Subscription Agreements and the Annual Meeting. As a result, certain of the investors demanded that we agree to pay them some meaningful consideration if the transaction were in fact turned down by our stockholders. These investors clearly indicated that they would not make the investment if this demand was met. The amount payable to investors if stockholder approval is not obtained, and our option to pay up to 50% in the form of Common Stock, represents a negotiated compromise reached with these investors.

EFFECTS OF THE PRIVATE PLACEMENT

     In the absence of a proportionate increase in our earnings and book value, the increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of the additional shares of Common Stock and warrants will dilute our earnings per share (including projected future earnings per share) and book value per share of all outstanding shares of our Common Stock. If such factors are reflected in the price per share of the Common Stock, the potential realizable value of a stockholder's investment may be adversely affected. The issuance of the shares of Common Stock and warrants, may therefore have an adverse effect on the potential realizable value of a stockholder's investment. The holders of outstanding shares of Common Stock have no preemptive rights to purchase additional shares.

PLACEMENT AGREEMENT

     On April 15, 2003, we entered into a Placement Agreement with Paramount Capital, Inc., pursuant to which, Paramount will receive (i) a placement fee equal to 7% of the gross proceeds on the securities sold to investors introduced to us by Paramount and (ii) warrants to purchase 10% of the securities purchased by such investors, exercisable until July 18, 2008. Paramount has entered in to Selected Dealer Agreements with KJM Securities, Inc. and Accredited Equities, Inc., pursuant to which KJM and Accredited will receive certain consideration from Paramount with respect to investors introduced to us by them. Steve Kanzer and Evan Myrianthopoulos, members of our Board of Directors, are affiliated with Accredited and KJM, respectively, and will receive consideration of $21,000 and warrants to purchase 150,754 shares of Common Stock and $69,721.64 and warrants to purchase 260,554 shares of Common Stock, respectively, from this private placement. If we receive stockholder approval of the amendment to our Amended and Restated Certificate of Incorporation and the terms of the private placement, then Paramount will receive: (i) $378,727 in gross commissions and
(ii) warrants to purchase 1,359,383 shares of Common Stock.

  RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that you vote "FOR" the approval the sale and issuance of shares of Common Stock and warrants in the private placement.

                                   PROPOSAL 4

       PROPOSAL TO AMEND THE AMENDED AND RESTATED 1995 OMNIBUS INCENTIVE
                PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     Subject to the approval of stockholders at the Annual Meeting, the Board of Directors has adopted an amendment to the DOR BioPharma, Inc. Amended and Restated 1995 Omnibus Incentive Plan, or 1995 Plan, which will have the following effects:

          (1) increase the number of shares of Common Stock issuable under the 1995 Plan by an additional 5,291,743 shares to an aggregate of 10,000,000 shares; and

          (2) increase from 750,000 to 2,500,000 the maximum number of shares of Common Stock for which any participant may receive options or separately exercisable stock appreciation rights in the aggregate per calendar year.

     Stockholder approval of this amendment is sought to (a) meet the requirements of the American Stock Exchange, (b) qualify awards under the 1995 Plan as performance-based compensation that is tax deductible without limitation under Section 162(m) of the Code, and (c) qualify certain stock options granted under the 1995 Plan as incentive stock options.

     As of June 30, 2003, options to purchase a total of 3,943,326 shares of Common Stock were either (1) outstanding (excluding options granted subject to stockholder approval of the amendment to the 1995 Omnibus Incentive Plan) or (2) already been exercised under the 1995 Plan. As a result, 764,931 shares remained available for issuance under the 1995 Plan. In December 2002, our Board of Directors approved an amendment to the 1995 Plan to increase the number of shares available for issuance under the 1995 Plan to 11,000,000 and increase the maximum number of shares for which any participant may receive options or separately exercisable stock appreciation rights in the aggregate per calendar year under the 1995 Plan to 2,500,000, subject to stockholder approval. In June 2003, our Board of Directors modified the amendment to the 1995 Plan, to reduce the maximum number of shares available for issuance under the 1995 Plan to 10,000,000, subject to stockholder approval of the amendment at the Annual Meeting. The 5,291,743 shares of Common Stock by which the amendment will increase the shares available for awards under the 1995 Plan, representing approximately 16% of the shares of Common Stock outstanding as of June 30, 2003. Since December 2002, we have granted (i) Mr. Haig options to purchase 900,000 shares of our Common Stock; (ii) Dr. Ellison options to purchase 2,000,000 shares of our Common Stock; (iii) Dr. Salomon options to purchase 150,000 shares of our Common Stock and (iv) Dr. Kessel options to purchase 150,000 shares of our Common Stock, each subject to stockholder approval of the amendment to the 1995 Plan. If stockholders do not approve this proposal, these grants to Mr. Haig, Dr. Ellison, Dr. Salomon, and Dr. Kessel will terminate.

     The 1995 Plan provides the Compensation Committee, which currently administers the Employee Plan, with the flexibility to award stock-based and performance-related incentives to our executive officers and other employees, as the Compensation Committee deems appropriate. We believe the amendment to increase the share reserve and increase the maximum aggregate annual award size per participant is necessary to allow us continue to utilize equity incentives to attract and retain the services of key individuals essential to our long term growth and financial success. We rely significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

     The following is a summary of the principal features of the 1995 Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to us at 28101 Ballard Drive, Suite F, Lake Forest, Illinois 60045.

EQUITY INCENTIVE PROGRAMS

     The 1995 Plan consists of four separate equity incentive programs: (1) the Discretionary Option Grant Program, (2) the Salary Investment Option Grant Program, (3) the Automatic Option Grant Program for non-employee Board members and (4) the Director Fee Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board of Directors administers the Discretionary Option Grant Program, determines the calendar year or years in which the Salary Investment Option Grant Program are in effect and selects the individuals who are to participate in such program. The Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants under the Discretionary Option Grant Program to individuals other than our executive officers and non-employee Board members. All grants under the Salary Investment Option Grant, the Automatic Option Grant and the Director Fee Option Grant Programs are made in strict compliance with the express provisions of each such program. Neither the Compensation Committee nor any secondary committee exercises any administrative discretion under those programs. The term plan administrator, as used in this summary, means the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1995 Plan.

  SHARE RESERVE

     An aggregate of 10,000,000 shares of Common Stock has been reserved for issuance over the term of the 1995 Plan, including the increase of 5,291,743 shares of Common Stock that forms part of this proposal. In addition, on the first trading day of each calendar year during the term of the 1995 Plan, the number of shares of Common Stock available for issuance under the 1995 Plan will automatically increase by an amount equal to 1% of the total number of shares of our Common Stock outstanding on the last trading day of the immediately preceding fiscal year. In no event will any such annual increase exceed 500,000 shares of Common Stock.

     As of June 30, 2003, 3,943,326 shares of Common Stock were either subject to outstanding options under the 1995 Plan or had been issued pursuant to the exercise of options granted under the 1995 Plan, and 764,931 shares of Common Stock remained available for future issuance under the 1995 Plan (without giving effect to the options issued subject to stockholder approval of the amendment).

     Subject to stockholder approval of the amendment, no participant in the 1995 Plan may receive option grants or separately exercisable stock appreciation rights for more than 2,500,000 shares of Common Stock in the aggregate per calendar year.

     The shares of Common Stock issuable under the 1995 Plan may be drawn from shares of our authorized but unissued shares of Common Stock or shares of Common Stock reacquired by us, including shares repurchased on the open market.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the receipt of consideration by us, appropriate adjustments will be made to: (1) the maximum number and/or class of securities issuable under the 1995 Plan, (2) the maximum number and/or class of securities by which the share reserve may increase annually under the automatic share increase reserve provisions, (3) the number and/or class of securities for which any one person may be granted options or separately exercisable stock appreciation rights per calendar year, (4) the number and/or class of securities for which automatic option grants are to be subsequently granted to eligible Directors, and (5) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any options incorporated from the predecessor 1994 Non-Employee Stock Option Plan and Incentive Stock Option Plan which were incorporated into the 1995 Plan).

  ELIGIBILITY

     Employees, non-employee Board members and independent consultants in our service or the service of our parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant Program. Executive officers and other highly paid employees are also eligible to participate in the Salary Investment Option Grant Program. Participation in the Automatic Option Grant and Director Fee Option Grant Programs is limited to non-employee members of the Board.

     As of June 30, 2003 three executive officers, seven non-employee Board members and approximately 11 other employees and consultants were eligible to participate in the Discretionary Option Grant Program. The seven non-employee Board members were also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

  VALUATION

     The fair market value per share of Common Stock on any relevant date under the 1995 Plan is deemed to be equal to the closing selling price per share on that date on a stock exchange where shares of our Common Stock are traded. On July 23, 2003, the fair market value per share determined on that basis was $0.77.

DISCRETIONARY OPTION GRANT PROGRAM

     The plan administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each granted option must have an exercise price per share no less than 85% of the fair market value of the shares on the grant date unless otherwise determined by the plan administrator. No granted option may have a term in excess of 10 years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under immediately exercisable options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to any required vesting in those shares.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The plan administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

     - Tandem Stock Appreciation Rights, which provide the holders with the right to surrender their options for an appreciation distribution from us equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares (which appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of Common Stock); and

     - Limited Stock Appreciation Rights, which may be granted to our officers as part of their option grants. Any option with such a limited stock appreciation right in effect may be surrendered to us upon the successful completion of a hostile takeover of us. In return for the surrendered option, the officer will be entitled to a cash distribution from us in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

     The plan administrator also has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (and outstanding options incorporated from the predecessor 1994 Non-Employee Stock Option Plan and Incentive Stock Option Plan which were incorporated into the 1995 Plan) that have exercise prices in excess of the then-current market price of our Common Stock and to issue replacement options with an exercise priced on the market price of our Common Stock at the time of the new grant.

SALARY INVESTMENT OPTION GRANT PROGRAM

     The Compensation Committee has complete discretion to implement the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Compensation Committee an irrevocable authorization directing us to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $75,000 and to apply that amount to the acquisition of a special option grant under the program. Each selected individual who files such a timely election will automatically be granted a non-statutory option on or before the last trading day in January of the calendar year for which that salary reduction is to be in effect.

     The number of shares subject to each option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of our Common Stock on the grant date. The exercise price will be equal to one-third of the fair market value of our Common Stock per share on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount by which the optionee's salary is to be reduced for the calendar year. In effect, the salary reduction serves as an immediate prepayment, as of the time of the option grant, of two thirds of the then-current market price of the shares of Common Stock subject to the option.

     The option will become exercisable in a series of 12 equal monthly installments upon the optionee's completion of each month of service in the calendar year for which such salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis should we experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (1) the expiration of the ten-year option term or (2) the end of the three-year period measured from the date of the optionee's cessation of service.

     We have not yet implemented the Salary Investment Option Grant Program.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, eligible non-employee Board members receive a series of option grants over their period of Board service. Each non-employee Board member, at the time of his or her initial election or appointment to the Board receives a non-statutory stock option grant for 50,000 shares of Common Stock. In addition, on the date of each annual stockholders meeting, including this Annual Meeting, each individual who is re-elected to serve as a non-employee Board member is automatically granted an option to purchase 50,000 shares of Common Stock (provided such individual has served as a non-employee Board member for at least six months). There is no limit on the number of such 50,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

     Each automatic grant has an exercise price per share equal to the fair market value per share of Common Stock on the grant date and has a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service.

     The shares subject to each 50,000 share automatic grant vest immediately. Each 50,000 share option is immediately exercisable for the option shares, and the shares acquired under the option are subject to repurchase by us at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares.

     Each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of our company or upon the optionee's death or disability while a member of the Board of Directors. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

DIRECTOR FEE OPTION GRANT PROGRAM

     The Compensation Committee has complete discretion to implement the Director Fee Option Grant Program for one or more calendar years in which non-employee Board members may participate. As a condition to such participation, each non-employee Board member must, prior to the start of the calendar year of participation, file with our Treasurer an irrevocable authorization directing us to apply all or a portion of his or her cash retainer fee for the upcoming calendar year to the acquisition of a special option grant under the program.

     Each non-employee Board member who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that retainer fee election is to be in effect.

     The number of shares subject to each such option will be determined by dividing the amount of the retainer fee for the calendar year to be applied to the program by two-thirds of the fair market value per share of our Common Stock on the grant date. The exercise price will be equal to one-third of the fair market value of our Common Stock per share on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee that optionee has elected to be applied to the program. In effect, the portion of the annual retainer fee otherwise payable in cash serves as an immediate prepayment, as of the time of the option grant, of two thirds of the then-current market price of the shares of Common Stock subject to the option.

     The option will become exercisable for 50% of the option shares upon the optionee's completion of six months of service in the calendar year for which such retainer fee election is in effect and the balance will become exercisable in a series of six equal monthly installments upon the optionee's completion of each additional month of service during that calendar year. The option will become immediately exercisable for all the option shares on an accelerated basis should we experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (1) the expiration of the ten-year option term or (2) the end of the three-year period measured from the date of the optionee's cessation of service.

     We have not yet implemented the Director Fee Option Grant Program.

GENERAL PROVISIONS

  ACCELERATION

     In the event that we are acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant Program will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

     The plan administrator will have the authority under the Discretionary Option Grant Program to provide that options granted under such program will automatically vest in full (1) upon an acquisition of DOR, whether or not those options are assumed or replaced, (2) upon a hostile change in control of our company effected through a tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of Board members, or (3) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced or a hostile change in control. The options granted under the Salary Investment Option Grant Program, the Automatic Option Grant Program and the Director Fee Option Grant Program will automatically accelerate and become exercisable in full upon an acquisition or change in control transaction.

     The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of our company.

  LIMITED STOCK APPRECIATION RIGHTS

     Each option granted under the Automatic Option Grant and Director Fee Option Grant Programs includes a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting securities, the option may be surrendered to us in return for a cash distribution from us. The amount of the distribution per surrendered option share will be equal to the excess of (1) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile takeover over (2) the exercise price payable per share under such option. In addition, the plan administrator may grant such rights to our officers as part of their option grants under the Discretionary Option Grant Program.

  FINANCIAL ASSISTANCE

     The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program through full-recourse interest bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable withholding taxes incurred in connection with the acquisition of those shares.

  SPECIAL TAX ELECTION

     The plan administrator may provide one or more holders of non-statutory options under the 1995 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

  AMENDMENT AND TERMINATION

     The Board may amend or modify the 1995 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 1995 Plan will terminate on the earliest of (1) April 23, 2005, (2) the date on which all shares available for issuance under the 1995 Plan have been issued as fully-vested shares or (3) the termination of all outstanding options in connection with certain changes in control or ownership of DOR.

FEDERAL INCOME TAX CONSEQUENCES

  OPTION GRANTS

     Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed. For Federal income tax purposes, dispositions are divided into two categories:
(1) qualifying and (2) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, the optionee will recognize compensation income and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (1) the fair market value of such shares on the option exercise date over (2) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction and the entire gain for the optionee will be treated as a capital gain.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If, however, the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares on the date the repurchase right lapses over (2) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (1) the fair market value of the purchased shares on the exercise date over (2) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

  STOCK APPRECIATION RIGHTS

     No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. We will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     We anticipate that any compensation deemed paid by us in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by us without limitation under Code
Section 162(m).

ACCOUNTING TREATMENT

     Option grants made to employees and directors under the 1995 Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our annual and quarterly financial statements, and we must also disclose, in notes to our financial statements, the pro forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully diluted basis.

     For any options issued pending approval of the amendment of the Amended and Restated 1995 Omnibus Incentive Plan, we will be required to record compensation expense as the options vest if the market price of our Common Stock exceeds the option price on the date stockholder approval is obtained. Option grants made to employees and directors under the 1995 Plan with exercise prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against our earnings over the period that the option shares or issued shares are to vest.

     Option grants made to consultants (but not non-employee Board members) will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

     Should one or more individuals be granted tandem stock appreciation rights under the 1995 Plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

NEW PLAN BENEFITS

     The table below presents the number of shares of Common Stock underlying options that have been previously granted under the 1995 Plan to our current executive officers, other employees and non-executive directors.

                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK
                                                                  UNDERLYING
                                                              OPTIONS GRANTED(#)
                                                              ------------------
Ralph M. Ellison............................................      2,000,000(1)
  Chief Executive Officer, President and Director
Robert Brey.................................................        190,000
  Vice President Research and Development
William Milling.............................................        200,000
  Controller/Treasurer/Corporate Secretary
Executive Group.............................................      2,390,000(1)
Non-Executive Director Group................................      4,070,800(2)
Non-Executive Officer Employee Group........................        156,000

---------------

(1) Includes 2,000,000 shares of Common Stock issuable upon exercise of options issued to Dr. Ellison subject to stockholder approval of the amendment to the 1995 Plan at the Annual Meeting.

(2) Includes 1,200,000 shares of Common Stock issuable upon exercise of options issued to non-executive members of our Board of Directors subject to stockholder approval of the amendment to the 1995 Plan at the Annual Meeting.

  RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that you vote "FOR" the approval of the amendment to the 1995 Plan.

                                   PROPOSAL 5

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors appointed Ernst & Young LLP, independent public accountants, as auditors of our financial statements for the year ending December 31, 2003, subject to the ratification of such appointment by stockholders at the Annual Meeting.

     A representative of Ernst & Young LLP is expected to be available at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

  RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that you vote "FOR" ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003.

AUDIT FEES

     The aggregate fees for professional services rendered by Ernst & Young LLP in connection with their audit of our consolidated financial statements included in our Annual Report on Form 10-KSB and review of our financial statements included in our Quarterly Reports on Form 10-QSB for the year ended December 31, 2002 were $212,250. Other audit related fees for professional services during the year ended December 31, 2002 were $5,141.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no professional services rendered by Ernst & Young LLP in the year ended December 31, 2002 relating to financial information systems design and implementation.

ALL OTHER FEES

     The aggregate fees for tax preparation and consulting services rendered by Ernst & Young LLP in the year ended December 31, 2002 were $13,380.

                             STOCKHOLDER PROPOSALS

     Under SEC Rule 14a-8, stockholder proposals for the annual meeting of stockholders to be held in 2004 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the next annual meeting of stockholders, and is received by our Secretary at our executive offices, no later than April 16, 2004. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our By-Laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our By-Laws provide that stockholders desiring to bring business before the 2004 annual meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the By-Laws.

                                 OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

     The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. We will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

By Order of the Board of

                               DOR BIOPHARMA, INC.
             28101 BALLARD DR., SUITE F, LAKE FOREST, ILLINOIS 60045
               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 15, 2003
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               DOR BIOPHARMA, INC.

         The undersigned hereby appoints Dr. Ralph M. Ellison, the Chief Executive Officer and President of DOR BioPharma, Inc, Steve H. Kanzer, the Vice Chairman of DOR BioPharma, and William D. Milling, the Secretary and Treasurer of DOR BioPharma, Inc., or any of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of Common Stock and Series B Preferred Stock of DOR BioPharma, Inc. that the undersigned is entitled to vote at the annual meeting of stockholders to be held at 10:00 a.m., Eastern Daylight Time, on September 15, 2003 at The West Palm Beach Marriott 630 Clearwater Park Road, West Palm Beach, FL 33401, or any adjournment or postponement thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE BOARD OF DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

         The Board of Directors recommends you vote 'FOR' the nominees listed on the reverse side of this proxy card for the Board of Directors and 'FOR' each of the other proposals set forth on the reverse side.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                         Please date, sign and mail your
                      proxy card back as soon as possible!
                         Annual Meeting of Stockholders
                               DOR BIOPHARMA, INC.

                               September 15, 2003

               / Please Detach and Mail in the Envelope Provided /

 THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE     Please     [X]
 MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.    mark
IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED      your
     AS RECOMMENDED BY THE BOARD OF DIRECTORS.           votes as
                                                         indicated

                                                           FOR
                                                         election
                                                          of all
                                                         nominees
                                                         (except    WITHHOLD
                                                           as     authority to
                                                          marked  vote for all
                                                          below)    nominees
                                                           [ ]         [ ]


1. Election of directors (The Board recommends a vote for each of the following nominees):

    01  Alexander M. Haig Jr.
    02  Steve H. Kanzer
    03  Ralph M. Ellison
    04  Larry J. Kessel
    05  Arthur Asher Kornbluth
    06  Evan Myrianthopoulos
    07  Paul Rubin
    08  Peter Salomon

    To withhold authority to vote for any nominee(s) write such nominee(s) name(s) below:


--------------------------------------------------------------------------------

                                                                              FOR      AGAINST   ABSTAIN
2.  To approve the amendment to the company's Amended and Restated            [ ]        [ ]       [ ]
    Certificate of Incorporation to increase the number of  authorized shares of Common Stock from 50,000,000 to 100,000,000. (The Board recommends a vote for this proposal)

3.  To approve the sale and issuance of (i) 6,796,919 shares of Common        [ ]        [ ]        [ ]
    Stock at $0.796 per share and (ii) warrants exercisable for 6,796,919 shares of Common Stock. (The Board recommends a vote for this proposal)

4.  To approve the amendment to the company's Amended and Restated 1995       [ ]        [ ]        [ ]
    Stock Incentive Plan. (The Board recommends a vote for this proposal)

5.  To ratify the appointment of Ernst & Young as the company's auditors      [ ]        [ ]         [ ]
    for 2003. (The Board recommends a vote for this proposal)

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                        IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.




Signature                 Signature if held jointly                    Dated:                 , 2003
          ---------------                           ------------------        ---------------


--------------------------------------------------------------------------------
               o FOLD AND DETACH HERE AND READ THE REVERSE SIDE o